Filed Pursuant to Rule 424(b)(3)
Registration No. 333-113759

Prospectus Supplement No. 7
(to Prospectus dated March 31, 2004,
as supplemented by
Prospectus Supplement No. 1 dated May 11, 2004, Prospectus Supplement No. 2 dated May 26, 2004, Prospectus Supplement No. 3 dated June 18, 2004, Prospectus
Supplement No. 4 dated August 12, 2004, Prospectus Supplement No. 5 dated
November 18, 2004 and Prospectus Supplement No. 6 dated December 6, 2004)

     This Prospectus Supplement No. 7 supplements and amends the Prospectus dated March 31, 2004, as amended and supplemented by Prospectus Supplement No. 1 thereto dated May 11, 2004, Prospectus Supplement No. 2 thereto dated May 26, 2004, Prospectus Supplement No. 3 thereto dated June 18, 2004, Prospectus Supplement No. 4 thereto dated August 12, 2004, Prospectus Supplement No. 5 thereto dated November 18, 2004 and Prospectus Supplement No. 6 thereto dated December 30, 2004 (as so amended and supplemented, the “Prospectus”), relating to the resale of shares of common stock, par value $.01 per share, of Verso Technologies, Inc. You should read this Prospectus Supplement No. 7 in conjunction with the Prospectus.

     Attached hereto and incorporated by reference herein is Verso’s Current Report on Form 8-K filed with the Securities Exchange Commission on December 22, 2004. This Prospectus Supplement No. 7 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 7 supersedes the information contained in the Prospectus.

     The Prospectus, together with this Prospectus Supplement No. 7, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to the offers and sales of the Verso common stock offered hereby.

     The Verso common stock is listed on the Nasdaq SmallCap Market under the symbol “VRSO.” The last reported sale price of the Verso common stock as reported on the Nasdaq SmallCap Market on December 21, 2004 was $0.71.

     See the section of the Prospectus titled “Risk Factors” for certain factors relating to an investment in the shares of Verso common stock offered hereby.

     Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the Verso common stock offered hereby or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 7. Any representation to the contrary is a criminal offense.

     The date of this Prospectus Supplement No. 7 is December 30, 2004.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):December 22, 2004 (December 17, 2004)

Verso Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-22190	41-1484525

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry into a Material Definitive Agreement.

     At the Annual Meeting of Shareholders of Verso Technologies, Inc., a Minnesota corporation (the “Company”), held on December 17, 2004 (the “Meeting”), the shareholders of the Company approved an amendment (the “Incentive Plan Amendment”) to the Company’s 1999 Stock Incentive Plan, as amended (the “Incentive Plan”), to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), underlying the Incentive Plan from 15,000,000 to 17,500,000. The Incentive Plan Amendment became effective upon shareholder approval thereof at the Meeting. A copy of the Incentive Plan as amended by the Incentive Plan Amendment is set forth as Exhibit 99.1 to this Current Report and incorporated herein by this reference.

     At the Meeting, the shareholders of the Company also approved an amendment (the “Purchase Plan Amendment”) to the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock underlying the Purchase Plan from 1,000,000 to 2,000,000. The Purchase Plan Amendment became effective upon shareholder approval thereof at the Meeting. A copy of the Purchase Plan as amended by the Purchase Plan Amendment is set forth as Exhibit 99.2 to this Current Report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired. None.

     (b) Pro Forma Financial Information. None.

     (c) Exhibits.

99.1 The Company’s 1999 Stock Incentive Plan, as amended.

99.2 The Company’s 1999 Employee Stock Purchase Plan, as amended.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer

Dated: December 22, 2004

3

EXHIBIT INDEX

99.1 The Company’s 1999 Stock Incentive Plan, as amended.

99.2 The Company’s 1999 Employee Stock Purchase Plan, as amended.

4

Exhibit 99.1

VERSO TECHNOLOGIES, INC.

1999 STOCK INCENTIVE PLAN

(As Amended December 17, 2004)

1. Purpose of Plan

      The purpose of the Verso Technologies, Inc. 1999 Stock Incentive Plan (the “Plan”) is to advance the interests of Verso Technologies, Inc. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2. Definitions

      The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3 “Change in Control” means an event described in Section 11.1 of the Plan.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6 “Common Stock” means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of the Plan.

2.7 “Company” means Verso Technologies, Inc., a Minnesota corporation.

2.8 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.9 “Eligible Recipients” means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary. An Incentive Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Incentive Awards shall not become vested prior to the date the employee first performs such services.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11 “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation

Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.12 “Incentive Award” means an Option, Restricted Stock Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

2.13 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.15 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.16 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.17 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.18 “Prior Plans” means the Company’s 1995 Stock Incentive Plan, 1997 Stock Incentive Plan, and 1998 Stock Incentive Plan.

2.19 “Repricing” means (a) amending the terms of an outstanding Option to lower its exercise price; (b) taking any other action that is treated as repricing under generally accepted accounting principles; or (c) taking any other action that is treated as repricing under any applicable rule of the Nasdaq Stock Market or any national securities exchange on which the Common Stock is listed or reported.

2.20 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.21 “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be overed by the Company’s plan or practice for purposes of this determination.

2.22 “Securities Act” means the Securities Act of 1933, as amended.

2.23 “Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

2.24 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.25 “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3. Plan Administration

3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (including written consent of a majority of the members), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

      3.2 Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, that the amended or modified terms are permitted by the Plan as then in effect.

(d) Notwithstanding anything to the contrary set forth in the Plan, unless and except to the extent otherwise approved by the shareholders of the Company, Repricing of Options granted under the Plan is not permitted.

4. Shares Available for Issuance

4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 17,500,000 shares of Common Stock less the number of shares of Common Stock issued pursuant to the Prior Plans. Notwithstanding any other provisions of the Plan to the contrary other than Section 6.7, no Participant in the Plan may be granted any Options or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 300,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.5 of the Plan); provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion Options or such other Incentive Awards relating to up to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.5 of the Plan).

4.2 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock, or used to satisfy the applicable tax withholding obligation will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

4.3 General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be reflected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

4.4 Shares of Common Stock Issued Pursuant to Incentive Stock Options. Subject to Section 4.5, the maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Stock Options pursuant to the Plan shall be 17,500,000 less the number of shares of Common Stock issued pursuant to the Prior Plans

4.5 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) to outstanding Options, and (b) the exercise price of outstanding Options.

5. Participation

      Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options

6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, may be determined by the Committee in its sole discretion. Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant;, however, that no Option may be exercisable after 10 years from its date of grant or, in the case of an Eligible Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five years from its date of grant. Notwithstanding the foregoing, each Option granted to a participant shall vest at a rate of at least 20% per year over 5 years from the date the Option is granted.

6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order);, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its office at 400 Galleria Parkway, Suite 300, Atlanta, Georgia 30339 (or such other office as the Company may designate), and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6 Aggregate Limitation of Common Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any subsidiary or any parent corporation of the Company (within the meaning of Sections 424(f) 424(e), respectively, of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), excess Incentive Stock Options shall be treated as Non-Statutory Stock Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, designate which shares shall be treated as shares to be acquired upon exercise of an Incentive Stock Option.

6.7 Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation involving the Company or a subsidiary of the Company, the Committee may grant Options in substitution of options issued under a plan of another party to the reorganization, merger or consolidation, where such party’s stock may no longer be outstanding following such transaction. to Section 424(a) of the Code, the Committee shall have sole discretion to determine all terms and conditions of Options issued under this Section 6.7, including, but not limited to, exercise price and expiration date.

7. Restricted Stock Awards

7.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

7.2 Rights as a Shareholder; Transferability. Except as provided in Sections 7.1, 7.3 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

7.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

8. Stock Bonuses

      An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

9. Effect of Termination of Employment or Other Service

9.1 Termination Due to Death, Disability or Retirement. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a) All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option);

(b) All Restricted Stock Awards then held by the Participant will become fully vested; and

(c) All Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

9.2 Termination for Reasons Other Than death, Disability or Retirement.

(a) Subject to the second sentence of this Section 9.2(a), in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable, Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses. However, (i) if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause,” all outstanding Options or Stock Appreciation Rights then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option), and (ii) if such termination is due to termination by the Company or any Subsidiary for “cause”, outstanding Options then held by such Participant will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration date of any such Option).

(b) For purposes of this Section 9.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i), fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, or noncompete agreement entered into with the Company or any Subsidiary.

9.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon a Participant’s termination of employment or other service with the Company and all

Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, such termination of employment or service, in each case in the manner determined by the Committee; provided, however, no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.

9.4 Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

9.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, determined by the Committee in its sole discretion based upon such records.

10. Payment of Withholding Taxes

10.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

11. Change in Control

11.1 Change in Control. For purposes of this Section 11, a “Change in Control” of the Company will mean the following:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but less than 50%, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 11.2 below), or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

11.2 Incumbent Directors. For purposes of this Section 11, “Incumbent Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

11.3 Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

11.4 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

11.5 Limitation on Change in Control Payments. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 11.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 11.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) the

Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code;, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that such “payments” not be reduced or that the Participant will have the discretion to determine which “payments” will be reduced), then this Section 11.5 will not apply, and any “payments” to a Participant pursuant to Section 11.3 or 11.4 of the Plan will be treated as “payments” arising under such separate agreement.

12. Rights of Eligible Recipients and Participants; Transferability.

12.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2 Rights as a Shareholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3 Restrictions on Transfer. Except as otherwise provided in this Section 12.3, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a “Qualified Domestic Relations Order”). During the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order may exercise the Participant’s rights under the Plan. The Participant’s Beneficiary may exercise a Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 12.3. Options which are transferred pursuant to this Section 12.3 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

12.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13. Securities Law and Other restrictions

      Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the

Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14. Plan Amendment, Modification and Termination

      The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.5 and 13 of the Plan.

15. Effective Date and Duration of the Plan

      The Plan is effective as of June 24, 1999, the date it was adopted by the Board and the shareholders. The Plan will terminate at midnight on June 23, 2009, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16. Miscellaneous

16.1 Governing Law. The validity, construction, interpretation, and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

16.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

16.3 Annual Report. Each year the Company will provide a copy of its Annual Report to Shareholders on Form 10-K (or Form 10-KSB, as applicable) to all Participants.

Exhibit 99.2

ELTRAX SYSTEMS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN
(As Amended December 17, 2004)

      1. Purpose of the Plan. This Eltrax Systems, Inc. 1999 Employee Stock Purchase Plan adopted as of the 16th day of November, 1999, is intended to encourage eligible employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. It is the Company’s intention that this Employee Stock Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2. Definitions. When used herein, the following terms shall have the meanings set forth below:

2.2 “Account” means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to an Employee’s Account shall remain the property of the employee at all times but may be commingled with the general funds of the Company.

2.3 “Board” means the Board of Directors of Eltrax Systems, Inc.

2.4 “Change in Control” will mean the following:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

(b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but less than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 2.11 below), or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors); or

(e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board.

2.5 “Code” means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific

1

provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.6 “Committee” means the Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in the Plan.

2.7 “Company” means Eltrax Systems, Inc.

2.8 “Eligible Compensation” means the regular compensation (i.e., straight time earnings), bonuses and commissions earned by an Employee during a payroll period, before deductions or withholdings, but shall exclude, unless the Committee determines otherwise, all other amounts, including, but not limited to, (i) all amounts contributed by the Company or any Subsidiary under any profit-sharing, pension, retirement, group insurance or other employee welfare benefit plan or trust whether now in existence or hereinafter adopted and (ii) any income from stock option exercises or other equity based compensation.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act as it may hereafter be amended or replaced.

2.10 “Employees” means persons employed by the Company or any of its Subsidiaries set forth in Schedule A attached hereto (as may be amended from time to time by the Board of Directors in its sole discretion); provided, however, that no person shall be considered an Employee unless he has been employed for at least fifteen (15) consecutive days as of the Offering Commencement Date of any such offering.

2.11 “Fair Market Value” means, with respect to the Shares, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the average of the reported high and low sale prices of the Shares if the common stock is listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the common stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Employees and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Shares that is made in good faith.

2.12 “Incumbent Directors” means any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

2.13 “Offering Commencement Date” means January 1 or July 1, as the case may be, or any other date determined by the Committee, on which a particular offering begins.

2.14 “Offering Termination Date” means the June 30 or December 31, as the case may be, or any other date determined by the Committee, on which a particular offering terminates.

2.15 “Option” means the right granted to an Employee to purchase Shares pursuant to an offering made under the Plan and pursuant to such Employee’s election to purchase Shares in such offering, at a price, and subject to such limitations and restrictions as the Plan and the Committee may impose.

2.16 “Parent” means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2

2.17 “Plan” means the Eltrax Systems, Inc. 1999 Employee Stock Purchase Plan.

2.18 “Purchase Period” means the period commencing on the Offering Commencement Date and ending on the Offering Termination Date during which installment payments for Shares purchased pursuant to Options granted pursuant to an offering made under the Plan shall be made.

2.19 “Shares” means shares of the Company’s no par value common stock or, if by reason of the adjustment provisions contained herein, any rights under the Plan pertaining to any other security, such other security.

2.20 “Subsidiary” or “Subsidiaries” means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21 “Successor” means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.

      3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Options to be granted from time to time pursuant to offerings made under the Plan, an aggregate of 2,000,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Shares reserved under the Plan may be issued pursuant to the exercise of Options granted pursuant to one or more offerings made under the Plan. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

      4. Administration of the Plan. The Board shall appoint the Committee to administer the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine when offerings will be made under the Plan, the number of Shares available for purchase in any such offering, and the terms and conditions of any such offering; to amend or cancel Options (subject to Section 23 of the Plan); to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan, including the designation of individuals responsible for the day-to-day operation of the Plan. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. No Member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

      5. Offerings. Unless the Committee, in its discretion, determines otherwise, the Plan will be implemented by up to twenty (20) consecutive six (6) month offerings. The first offering under the Plan shall commence on January 1, 2000 and terminate on June 30, 2000. Thereafter, offerings shall commence on each subsequent July 1 and January 1 and terminate on the following December 31 and June 30, respectively, of such year until the Plan is terminated or no additional Shares are available for purchase under the Plan.

      6. Eligibility to Participate in Offerings. All Employees shall be eligible to participate in the Plan.

      7. Participation. An eligible Employee may become a participant in the Plan by completing, signing and submitting an enrollment form (“Enrollment Form”) which shall designate a whole percentage of his Eligible Compensation, not to exceed ten percent (10%), to be withheld during the Purchase Period of any offering in which he participates, and any other necessary papers, including, but not limited to, any forms required to establish a brokerage account at a brokerage firm designated by the Committee in the Employee’s name for the purpose of holding any Shares purchased pursuant to the Plan, with such person as the Committee may designate at least ten (10) days prior to the Offering Commencement Date of the first

3

offering in which he wishes to participate. After completing, signing and submitting an Enrollment Form and any other necessary papers in accordance with the preceding sentence, an Employee shall be deemed to have become a participant in the Plan for each subsequent offering until the Employee withdraws from the Plan in accordance with Section 14 hereof, is deemed to have withdrawn from the Plan in accordance with Section 17 hereof, or otherwise gives written notice of his intent to withdraw to such person as the Committee may designate. Except as otherwise provided in Section 14, if an Employee who withdraws from the Plan desires to re-enter the Plan, he must submit a new Enrollment Form in accordance with this Section 7 at least ten (10) days prior to the Offering Commencement Date of the particular offering to which such re-entry is intended to apply, or by such other time as the Committee determines in its sole discretion. An Employee’s re-entry into the Plan cannot become effective before the beginning of the next offering following his withdrawal. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.

      8. Grant of Options. Subject to the limitations set forth in Sections 6 and 9 of the Plan, on the Offering Commencement Date of each offering made under the Plan, each Employee who has previously elected to participate in the Plan shall automatically be granted an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to his Account during the Purchase Period of that offering. In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares made under the Plan exceeds the number of Shares offered, the Company reserves the right to reduce the maximum number of Shares which Employees may purchase pursuant to their elections to purchase, to allot the Shares available in such manner as it shall determine (subject to the requirements of Section 423 of the Code), but generally pro rata to subscriptions received, and to grant Options to purchase only for such reduced number of Shares. Notice of any such reduction shall be given to each participating Employee, in a uniform and nondiscriminatory manner determined by the Committee in its sole discretion. In the event an Employee’s election to purchase Shares pursuant to an offering made under the Plan is canceled pursuant to Section 9 of the Plan, the Option granted to such Employee shall automatically terminate and the balance in his Account shall be returned to the Employee.

      9. Limitations of Number of Shares which may be Purchased. The following limitations shall apply with respect to the number of Shares which may be purchased by each Employee who elects to participate in an offering made under the Plan:

(a) No Employee may purchase, or elect to purchase Shares during any one offering pursuant to the Plan for an aggregate purchase price in excess of ten percent (10%) of his Eligible Compensation during the Purchase Period applicable to such offering.

(b) No Employee shall be granted an Option to purchase Shares under the Plan if such Employee immediately after such Option is granted, owns stock (within the meaning of Section 424(d) of the Code, and including stock subject to purchase under any outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, any Subsidiary or, if applicable, a Parent.

(c) No Employee shall be granted an Option to purchase Shares which permits his right to purchase stock under the Plan and all other employee stock purchase plans of the Company and, if applicable, a Subsidiary, and, if applicable, a Parent, to accrue (as determined under Section 423(b)(8) of the Code) at a rate which exceeds ($25,000) of fair market value of such stock (determined on the date the Option to purchase is granted) for each calendar year in which such Option is outstanding at any time.

      10. Exercise Price. Unless the Committee, in its discretion, determines to set a higher per Share exercise price, the per Share exercise price for Shares subject to purchase under Options granted pursuant to an offering made under the Plan shall be an amount equal to the lesser of (a) eighty-five percent (85%) of the Fair Market Value of Shares on the Offering Commencement Date, or (b) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Termination Date.

      11. Payroll Deductions. Payment of the exercise price of any Option granted pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Employee electing to

4

participate in an offering of Shares made under the Plan shall authorize the Company pursuant to Section 7 of the Plan to withhold a designated amount from his regular weekly, bi-weekly, semimonthly or monthly pay for each payroll period during the Purchase Period, which amount, expressed as a percentage, may not exceed ten percent (10%) of his Eligible Compensation (or such other percentage as determined by the Committee in its sole discretion). All such payroll deductions made for an Employee shall be credited to his Account. An Employee may not make any separate cash payments into his Account nor may payment for Shares be made other than by payroll deduction. No interest shall accrue on the amounts credited to an Employee’s Account pursuant to this Section 11.

      12. Exercise of Options. As of the close of business on the Offering Termination Date of any offering of Shares made under the Plan, each outstanding Option shall automatically be exercised. Subject to the limitations in Sections 6, 8 and 9 of the Plan upon the exercise of an Option, the aggregate amount of the payroll deductions credited to the Account of each Employee as of that date will automatically be applied to the exercise price for the purchase of that number of Shares, rounded to the nearest whole share, equal to the Account balance divided by the exercise price. Promptly following the end of each Offering Termination Date, the number of Shares purchased by each Employee shall be deposited into an account established in the Employee’s name at a stock brokerage or other financial services firm designated by the Company. Unless an Employee notifies the Company in writing not to carry over the balance of his Account (representing fractional Shares) to the next offering and to have the balance of his Account returned to him, the Company shall carry over the balance of his Account to the next offering. Upon termination of the Plan, the balance of each Employee’s Account shall be returned to him.

      13. Rights of a Shareholder. An Employee will become a shareholder of the Company with respect to Shares for which payment has been received at the close of business on the Offering Termination Date. An Employee will have no rights as a shareholder with respect to Shares under an election to purchase Shares until he has become a shareholder as provided above.

      14. Cancellation of Election to Purchase. An Employee who has elected to purchase Shares pursuant to any offering made under the Plan may cancel his election in its entirety. Any such cancellation shall be effective upon the delivery by the Employee of written notice of cancellation to such person as the Committee may designate. Such notice of cancellation must be so delivered before the close of business on the third to last business day of the Purchase Period. The amount credited to an Employee’s Account at the time the cancellation becomes effective may be, at the Employee’s option, (i) applied to the purchase of the number of Shares such amount will then purchase or (ii) returned to the Employee. If the Employee elects to purchase Shares with the amount credited to his Account at the time of cancellation, such purchase will become effective at the close of business on the Offering Termination Date. Upon cancellation, the Employee shall be deemed to have withdrawn from the Plan. To re-enter the Plan, the Employee must submit a new Enrollment Form in accordance with Section 7.

      15. Leave of Absence or Layoff. An Employee purchasing Shares under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time elect to suspend payments during such leave of absence or period of layoff. Any such suspension shall be treated as a partial cancellation of his election to purchase Shares. If the Employee does not return to active service within ninety (90) days from the date of his leave of absence or layoff, unless his rehire is guaranteed, his election to purchase shall be deemed to have been canceled at that time, and the Employees only right will be to receive in cash the amount credited to his Account.

      16. Effect of Failure to make Payments when Due. If in any payroll period an Employee who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) in any payroll period to permit deduction of his installment payment, the amount of such deficiency shall be treated as a partial cancellation of his election to purchase Shares.

      17. Termination of Employment. If an Employee’s employment is terminated for any reason, excluding death, prior to the end of the Purchase Period of any offering, the Employee’s rights under the Plan will terminate at such time. A notice to withdraw from the Plan will be considered as having been received from the Employee on the day his employment ceases, and the only right of the Employee will be to receive the

5

cash then credited to his Account. If an Employee dies prior to the end of the Purchase Period of any offering, the amount credited to such Employee’s Account at the time of his death may, at the option of the Employee’s estate, heirs, beneficiaries or other authorized person, be (i) applied to the purchase of the number of Shares such amount will then purchase or (ii) paid to the estate, heirs, beneficiaries or other authorized person. If the Employee’s estate, heirs, beneficiaries or other authorized person elects to purchase Shares with the amount credited to the Employee’s Account at the time of death, such purchase will become effective at the close of business on the Offering Termination Date.

      18. Nontransferability of Options. An Option, or an Employee’s right to any amounts held for his Account under the Plan, shall not be transferable, other than (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder’s Successor or (b) if permitted pursuant to the Code and the Regulations thereunder without affecting the Options qualification under Section 423 of the Code, pursuant to a qualified domestic relations order.

      19. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, taking into account Section 424(a) of the Code. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

      20. Change in Control. Notwithstanding anything to the contrary herein, in the case of a Change in Control of the Company, the Board may, in its sole discretion, elect to terminate the Purchase Period of any offering then in effect as of the date of such Change of Control (or such other date in the discretion of the Committee), with the effect that such day will be the Offering Termination Date of such offering.

      21. Taxes. The Employee, or his Successor, shall promptly notify the Company of any disposition of Shares acquired pursuant to the exercise of an Option under the Plan and the Company shall have the right to deduct any taxes required by law to be withheld as a result of such disposition from any amounts otherwise payable then or at any time thereafter to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an Option to Pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to the Shares before the certificate for such Shares is delivered pursuant to the Option.

      22. Termination of the Plan. The Plan shall terminate ten (10) years from the date the Plan becomes effective, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

      23. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval under Section 423 of the Code would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder’s consent, under any Option theretofore granted under the Plan.

      24. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of

6

any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      25. Fees and Costs. The Company shall pay all fees and expenses necessarily incurred by the Company in connection with operation of the Plan.

      26. No Contract of Employment. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

      27. Effectiveness of the Plan. The Plan shall become effective on November 16, 1999. Notwithstanding the foregoing, unless the Plan is approved by the Company’s shareholders at a meeting duly held in accordance with Minnesota law within twelve (12) months after being adopted by the Board, the Plan and all Options made under it shall be void and of no force and effect.

      28. Other Provisions. As used in the Plan, and in other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the masculine, feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

7